UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2005
Date of Report (Date of earliest event reported)

SIEBEL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20725	94-3187233

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway
San Mateo, CA 94404
(Address of principal executive offices, including zip code)

(650) 477-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On July 7, 2005, Siebel Systems, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the second quarter ended June 30, 2005. A copy of the press release, dated as of July 7, 2005, is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Item 2.02 by reference. The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On June 30, 2005, the Audit Committee of the Company’s Board of Directors adopted and approved a restructuring plan to better align the Company’s resources with its strategic business objectives (the “Restructuring Plan”). The Company expects to incur approximately $75 million in pre-tax restructuring and other charges in the second quarter of 2005. Included in the restructuring and other charges are (i) approximately $62 million related to the consolidation of leased facilities and the sale and write-off of certain fixed assets; (ii) approximately $6 million related to employee severance arrangements; and (iii) approximately $7 million related to CEO transition costs incurred early in the second quarter of 2005. The Company currently expects to incur additional restructuring charges in the third quarter of 2005 of approximately $10 million to $15 million, primarily related to further consolidation of leased facilities. The Company expects to complete the activities related to the Restructuring Plan by the end of the fiscal year ending December 31, 2005.

     The Company estimates that the Restructuring Plan will result in incremental cash expenditures of approximately $2 million and $4 million in the second quarter of 2005 and second half of 2005, respectively, as a result of the employee severance arrangements described above. The Company does not anticipate that the Restructuring Plan will increase its cash commitments related to the consolidation of leased facilities and the sale and write-off of certain fixed assets. The activities related to the Restructuring Plan and other actions are expected to achieve up to approximately $7 million in future quarterly facilities, personnel and other expense savings.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press release entitled “Siebel Systems Reports Preliminary Financial Results for the Second Quarter Ended June 30, 2005” dated July 7, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Siebel Systems, Inc.
Dated: July 7, 2005	By:	/s/ George T. Shaheen
George T. Shaheen
Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press release entitled “Siebel Systems Reports Preliminary Financial Results for the Second Quarter Ended June 30, 2005” dated July 7, 2005.